Exhibit 77Q1(e)

       Copies of any new or amended Registrant investment advisory contracts

The following documents are included in Registrants Form Type
485BPOS, dated June 23, 2005 and incorporated by reference herein:

(1) Addendum to Fund Management Agreement - Janus Capital Management, LLC
(2) Addendum to Fund Management Agreement - Pacific Investment
Management Company LLC
(3) Addendum to Fund Management Agreement - Salomon Brothers
Asset Management Inc
(4) Addendum and Fee Schedule to Fund Management Agreement -
Lazard Asset Management LLC

The following document is included in Registrants Form Type
485APOS, dated July 13, 2005 and incorporated by reference herein:

(5) Addendum to Investment Advisory Agreement (PF Oppenheimer
Main Street Core Fund, PF Oppenheimer Emerging Markets Fund and
PF NB Fasciano Small Equity Fund)

The following documents are included in Registrants Form Type
485BPOS, dated September 28, 2005 and incorporated by reference herein:

(6) Fund Management Agreement - Neuberger Berman Management Inc.
(7) Fund Management Agreement - OppenheimerFunds, Inc.